Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-107017, 333-108354, 333-131721, 333-147823) of Rand Worldwide, Inc. of our report dated November 15, 2010 except with respect to our opinion on the consolidated financial statements insofar as it relates to the segment information in Note 20, as to which the date is March 24, 2011, relating to the financial statements, which appears in this Form 8-K.
/s/ PricewaterhouseCoopers LLP
Boston, MA
March 24, 2011